                             SUBSCRIPTION AGREEMENT

American Radio Empire, Inc.

Gentlemen:

        The undersigned, ___________, (the "Subscriber"), hereby tenders this
Subscription Agreement and applies for the purchase of a 12% convertible note in principal amount of $______ (the "Note"), from American Radio Empire, Inc.,
Inc., a Nevada corporation (the "Corporation").

        The Corporation is offering Notes in the principal amount of $_____ in the offering to which this subscription relates. Such Notes will be convertible into
__________ percent (___%) of the Corporation's equity. Payment for the Note must be made entirely in cash. This Subscription Agreement must be accompanied by a check in the full amount of the purchase price for the Note.

        The Subscriber understands that the Corporation has the right to reject the
Subscriber's subscription in whole or in part. If for any reason the Corporation rejects in whole or in part this Subscription Agreement and the purchase price for the Note tendered herewith, or if this offering is withdrawn, the funds tendered with this Subscription Agreement will be returned to the Subscriber, without interest or deduction, together with all of the executed documents presented with the subscription.

        1. The Subscriber acknowledges receipt of a copy of the Business Plan dated
April 2003, with respect to the Corporation (the "Business Plan").

        2. In order to induce the Corporation to accept this Subscription
Agreement, the Subscriber hereby represents and warrants to you and to the
Corporation as follows:

                (a) The Subscriber, if a natural person, is at least 21 years of age.
        The residence of the Subscriber set forth below is the true and correct residence of the Subscriber, and the Subscriber has no present intention of becoming a resident or domiciliary of any other state or jurisdiction.

                (b) If the Subscriber is not a natural person, the Subscriber was not formed for the purpose of acquiring the Note. The Subscriber understands that additional information may be required to be provided in support of the representation set forth in the preceding sentence. The principal place of business of the Subscriber is as set forth below.

                (c) The item(s) checked below accurately reflect(s) the Subscriber's financial situation (check as many as are applicable):

__      The Subscriber is a natural person who has a net worth in excess of
        $1,000,000 (including the net value of property held jointly with right of survivorship with the Subscriber's spouse and including the net value of home, furnishings and personal automobiles)

__      The Subscriber is a natural person whose income for each of 2001 and
        2002 has exceeded $200,000, and there is a reasonable expectation that the Subscriber's income for 2003 will also be in excess of $200,000.
        Such income is solely that of the Subscriber and excludes the income of the Subscriber's spouse.

__      The Subscriber is a natural person whose income, together with that of his spouse, for each of 2001 and 2002 has exceeded $300,000, and there is a reasonable expectation that the Subscriber's income for 2003 will also be in excess of $300,000.

__      The Subscriber is an executive officer or director of the Corporation or at the time the Note is purchased will be an executive officer or director of the Corporation.

__      The Subscriber is a bank as defined in Section 3(a)(2) of the
        Securities Act of 1933 (the "Securities Act"), or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

__      The Subscriber is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

__      The Subscriber is an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the
        Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

__      The Subscriber is a Small Business Investment Company licensed by the
        U.S. Small Business Administration under Section 301(c) or (d) of the
        Small Business Investment Act of 1958.

__      The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, which plan has total assets in excess of $5,000,000.

__      The decision to invest in the Note is being made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, (ii) the plan has total assets in excess of
        $5,000,000, or (iii) the plan is a self-directed plan, with investment decisions made solely by persons described elsewhere in this paragraph
        2(c).

__      The Subscriber is a private business development company as defined in
        Section 202(a)(22) of the Investment Advisers Act of 1940.

__      The Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Note, with total assets in excess of $5,000,000.

__      The Subscriber is an entity in which all of the equity owners are described elsewhere in this paragraph 2(c).

                (d) The Subscriber has read and is familiar with the contents of the
        Business Plan, including the risk factors described therein.

                (e) The Note is being acquired solely for the account of the
        Subscriber, for investment, and not with a view to, or in connection with, any resale or distribution of the Note in violation of the registration requirements of applicable federal or state securities laws. The Subscriber has no contract, understanding or arrangement with any person to sell, transfer or pledge to such person, or anyone else, any of the Note, and the
        Subscriber has no present plans or intentions to enter into any such contract, understanding or arrangement.

                (f) Either the Subscriber acting alone, or the Subscriber with the assistance of the investment advisor described below, has the requisite knowledge and experience in financial and business matters to have enabled the Subscriber and his advisor, if any, to evaluate the merits and risks of investing in the Corporation.

                (g) The Subscriber and his investment advisor, if any, have had an opportunity to meet with representatives of the Corporation and to ask questions and receive answers regarding the proposed business of the
        Corporation and its financial condition in order to assist them in evaluating the merits and risks of purchasing the Note. All material documents and information pertaining to the Corporation and the investment therein as may have been requested have been made available to such persons.

                (h) The Subscriber has relied upon the consultation and advice of the individual named below in assessing the merits and risks of making an investment in the Corporation. Such individual has agreed to act as such investment advisor and such individual has represented to the Subscriber that he has no material relationship, with the Corporation or any of its affiliates. [If no person was consulted, please insert the word "None." If no person is named, "None" will be assumed.]

                          Advisor's Name                   Position

                (i) The Subscriber can bear the economic risks of his proposed investment in the Note (including loss of his entire investment) without impairing his ability to provide for himself and his family in the same manner as he is able to do at the present time without regard to the funds proposed to be invested in the Note.

        3. In addition, the Subscriber represents and warrants to you and to the
Corporation that the Subscriber is aware of the following:

                (a) The Note is speculative, and investing in Note involves a high degree of risk. In particular, the Subscriber has reviewed the Business
        Plan and the Risk Factors described therein.

                (b) No federal or state agency has made any finding or determination as to the fairness of the investment for which the Subscriber is subscribing, nor has any such agency made any recommendation or endorsement with respect to the Note.

                (c) There exist substantial restrictions on the transferability of the
        Note, and there will be no public market for the Note, and it probably will not be possible for the Subscriber readily to liquidate his investment in the Corporation in case of an emergency. The Subscriber is prepared to maintain his investment in the Corporation indefinitely.

                (d) The Note has not been registered under the Securities Act, Chapter
        517, Florida Statutes (the "Florida Act"), or any other state securities laws, and must be held indefinitely by the Subscriber unless the Note is subsequently registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereunder is available. The Corporation is under no obligation to register the Note under the Securities Act or under any state securities law, and the Subscriber has no right to require such registration. No officer, director or agent of the Corporation has the authority or power to make any representation to the contrary.

                (e) The Note will be issued pursuant to applicable exemptions from the registration requirements of the Securities Act, including those provided by Section 4(2) of the Securities Act and/or rules promulgated thereunder, and applicable state securities laws, including the Florida Act.

                (f) [APPLICABLE TO FLORIDA RESIDENTS ONLY]. PURSUANT TO THE FLORIDA
        ACT, THE SUBSCRIPTION MADE HEREBY AND THE SALE OF THE EQUITY ARE VOIDABLE
        BY THE SUBSCRIBER WITHIN THREE (3) DAYS AFTER THIS SUBSCRIPTION AGREEMENT
        IS EXECUTED AND DELIVERED. The Subscriber acknowledges this right granted by the Florida Act and further acknowledges that if the Subscriber is to exercise this right, the Subscriber must do so in writing within the applicable time period and that such writing must be received by the
        Corporation within such time period.

        4. In order to induce the Corporation to accept this subscription, the
Subscriber hereby covenants and agrees as follows:

                (a) The Subscriber agrees not to dispose, or attempt to dispose, of any of the Note except in compliance with the requirements of this
        Subscription Agreement, the Securities Act, the Florida Act, and any other applicable state securities laws, and the applicable rules and regulations promulgated thereunder, and unless and until the Corporation shall have received an opinion of counsel satisfactory to it that any proposed disposition of any of the Note may be effected without violation of this
        Subscription Agreement, the Securities Act, the Florida Act, and other similar applicable laws and such rules and regulations.

                (b) The Subscriber agrees promptly to furnish to the Corporation and its counsel such information and material with respect to the manner and circumstances of any proposed disposition of any of the Note as the
        Corporation or its counsel may reasonably request. The Corporation is not required to provide any information or assistance to any person desiring to effect the sale or other disposition of any of the Note acquired hereunder.

                (c) The Subscriber understands that the Corporation is relying upon the representations and warranties of the Subscriber in claiming the exemptions described above. Accordingly, the Subscriber agrees to indemnify the Corporation and to hold the Corporation harmless, in respect of any and all claims, losses and expenses (including costs and reasonable attorneys'
        fees) that it may incur in connection with or arising out of any breach of any of the representations, warranties, covenants or agreements of the
        Subscriber set forth in this Subscription Agreement.

                (d) The Subscriber agrees that, except for the three day right of rescission referred to in this Subscription Agreement, the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the Subscriber hereunder and that this Subscription
        Agreement and the agreements of the Subscriber shall survive (i) changes in the transactions, forms of documents and instruments described in or accompanying the Business Plan which are not materially adverse and (ii)
        the death or disability of the Subscriber.

        IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement this ___ day of __________, 2003.

                                                           ____________________
                                                                    (Signature)

                                                           ____________________
                                                                    (Signature)

                                                           ____________________
                                                                  Print Name(s)
                                                           ____________________

                              INVESTOR INFORMATION

Taxpayer Identification or                 Residence Address (street address):
Social Security  Number:

Driver's License:                          Business Address:

________________________
Number  State

State
                                           Telephone Numbers:

                                           Residence:

Voting Precinct:

__________________________                 Business:
County        Precinct No.

Voting Registration No.

____________________                       Send mail to:   ______________
                                                           Residence

If Investor is a Corporation               Address of Principal Place
or Other Artificial Entity:                of Business:

__________________________                 ______________________________
State of Organization
                                           ______________________________

Subscription Agreement accepted as of ___________, 2003

American Radio Empire, Inc.    By:

                                  Dain Schult, President